UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2014 (May 7, 2014)

Whitestone REIT
(Exact Name of Registrant as Specified in Charter)

Maryland	001-34855	76-0594970

(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500
Houston, TX	77063

(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Whitestone REIT (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on May 7, 2014. At the Annual Meeting, the Company's shareholders approved each of the proposals presented, which are described in more detail in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2014. Holders of 18,495,989 of the Company's common shares were present in person or represented by proxy at the Annual Meeting.

The following are the voting results on each proposal presented to the Company's shareholders at the Annual Meeting:

Proposal 1: Election of Trustees

The following individuals were elected as trustees to serve until the 2017 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The following votes were taken in connection with this proposal:

Trustee	Votes For	Votes Withheld	Broker Non-Votes
Daryl J. Carter	9,619,168	229,458	8,647,363
Donald F. Keating	9,588,068	260,558	8,647,363

Jack L. Mahaffey and James C. Mastandrea will continue to hold office until the 2015 Annual Meeting of Shareholders, and Paul T. Lambert will continue to hold office until the 2016 Annual Meeting of Shareholders.

Proposal 2: Advisory Vote on Executive Compensation

In an advisory (non-binding) vote to approve the compensation of the Company's named executive officers, the shareholders approved the compensation of the Company's named executive officers. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,335,491	364,021	149,114	8,647,363

Proposal 3: Ratification of the Selection of the Independent Registered Public Accounting Firm

The proposal to ratify the selection of Pannell Kerr Forster of Texas, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,170,971	255,863	69,155	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
Date: May 12, 2014	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer